Exhibit 99.1

Helbiz Partners with IrenGo and Telepass to Launch the MiMoto Electric Moped Sharing Service Across Portofino and the Gulf of Tigullio

  The launch was introduced by Giovanni Toti, Governor of the Liguria Region, followed by an exclusive concert from Italian singer-songwriter, Giovanni Caccamo
  A sustainable partnership between Helbiz, IrenGo and Telepass
  The service will cover the areas of Portofino, Paraggi, Punta Pedale, Santa Margherita Ligure and Rapallo
  50 shared MiMoto electric mopeds now available to residents and visitors

GENOA, July  7, 2021 - Helbiz, a global leader in micro-mobility that is the business combination target of GreenVision Acquisition Corp (Nasdaq: GRNV) today announced a partnership with IrenGo and Telepass to deploy 50 MiMoto electric mopeds throughout Portofino, Santa Margherita Ligure, Rapallo, Paraggi and Punta Pedale. As the first and only operator in the Ligurian area, this partnership will bring micro-mobility and sustainable transportation solutions to the local community. To celebrate the launch, the companies welcomed the Governor of Liguria, Giovanni Toti, to introduce the services to the city, followed by an exclusive concert by Italian singer-songwriter, Giovanni Caccamo.

This partnership is bound by each of the companies’ commitment to environmental sustainability, and the MiMoto service provides a practical, economical and green method of shared transportation to quickly move from one point to another.The service is accessible through the MiMoto app, available for iOS and Android. E-mopeds can be found and booked through the application interface, with rides costing €0.35 per minute, €14.90 per hour or €59 for the whole day. Each e-moped can hold two passengers, and is  equipped with two helmets, sanitizer, disposable hygienic caps and self-drying helmet foam for riders to access before and after each trip.

"Micro-mobility solutions encourage the reduction of traffic and emissions in Tigullio and have proven over the last year to be a great success," said President of the Liguria Region Giovanni Toti. "We are pleased to bring the e-mopeds back to the area, one that is so important for tourism in our region. We strive to implement green and environmentally friendly policies, and through the use of electric vehicles Liguria will continue to be at the forefront."

"Through its effectiveness, practicality and sustainability, MiMoto is the perfect service for transportation between the cities that overlook the Gulf of Tigullio," said Matteo Tanzilli, Head of Institutional Relations at Helbiz. "There is no better solution to facilitate short and medium-range travel in popular tourist areas that also allows a reduction in traffic congestion."

“This partnership continues to position us as leaders in the mobility sharing services sector across Liguria," said Gianluca Bufo, CEO of Iren Luce Gas e Servizi. "We are proud to be a provider of 100% green energy produced in the group's hydroelectric plants. In addition,we have decided to convert all of our domestic supplies into green energy at no additional cost for new and existing customers across the city. This way, we can help the environment from our homes, while also experiencing our cities in a fun, safe and sustainable way.”

"Telepass has chosen MiMoto to integrate the electric moped sharing mobility service into its Telepass Pay app, a digital platform of integrated services that continues to grow," said Luca Daniele, CEO of Telepass Pay. "Our mission is to ease people's lives through a new mobility experience, and this partnership with MiMoto allows shared mobility for sustainable, easy and fast transportation. We are aligned with the urban electric mobility provider that contributes to making the city more livable and less congested by traffic, to bring all of these advantages to the large tourist area of Portofino and the Gulf of Tigullio."

ABOUT HELBIZ

Helbiz is a global leader in micro-mobility services. Launched in 2016 and headquartered in New York City, the company operates e-scooters, e-bicycles and e-mopeds in nearly 30 cities around the world including Washington, D.C., Alexandria, Arlington, Atlanta, Miami, Milan and Rome. Helbiz utilizes a customized, proprietary fleet management platform, artificial intelligence and environmental mapping to optimize operations and business sustainability. In Q1 2021, Helbiz Inc announced a merger with SPAC GreenVision Acquisition Corp. (Nasdaq: GRNV), resulting in it becoming the first micro-mobility company listed on Nasdaq upon completion.

ABOUT TELEPASS

Telepass Group was born in 2017 with the aim to create an integrated system for mobility both in an urban and extra-urban contest. Today, Telepass is an ecosystem that offers to individuals and businesses a growing selection of solutions, even in digital mode, for a flexible, safe and sustainable mobility. A pioneer of mobility committed to facilitate the freedom of movement to people, expanding its offer, investing in state-of-the-art startups and ensuring the access to its services in Europe. So that every travel is an experience without borders. www.telepass.com

ABOUT IREN

Iren is a multi-utility company operating in the sectors of electricity, gas, district heating, environmental services, integrated water services and technological services for public administrations. The group operates in a multi-regional area with over 8,600 employees, a portfolio of approximately 1.9 million customers in the energy sector, nearly 2.8 million inhabitants served in the integrated water cycle and more than 3 million inhabitants in the environmental cycle. Iren is a holding company with headquarters in Reggio Emilia and operating hubs in Genoa, Parma, Piacenza and Turin. Iren Luce Gas e Servizi, the commercial name of Iren Mercato S.p.a., is the business unit of the Iren Group that manages commercial activities for customers of all segments, both private individuals and companies. The supply chain includes procurement, sale and post-sales customer management. IrenGO is the business line dedicated to e-mobility that pursues its strategic lines of development, namely transversal innovation, environmental awareness, value-added investments and a customer-resident focus. It offers complete zero-emission mobility solutions for families, companies, small and medium enterprises and public administrations.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s or GreenVision’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the ability of the Company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or the stockholders of GreenVision or other reasons; (iv) the failure to meet the minimum cash requirements of the Merger Agreement due to GreenVision stockholder redemptions and the failure to obtain replacement financing; (v) the failure to meet projected development and production targets; (vi) costs related to the proposed transaction; (vii) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (ix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the effect of the COVID-19 pandemic on the Company and GreenVision and their ability to consummate the transaction; and (xi) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in GreenVision’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and amended on May 21, 2021. GreenVision's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and Helbiz and speaks only as of the date on which it is made. GreenVision and Helbiz undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GreenVision filed a preliminary proxy statement with the SEC. Additionally, GreenVision will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of GreenVision are urged to read the preliminary proxy statement, the definitive proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., 8 The Green, Suite #4966, Dover, DE 19901, Attention: Chief Financial Officer, Tel. (302 289-8280k.

Participants in Solicitation

GreenVision and its directors and officers may be deemed participants in the solicitation of proxies of GreenVision’s shareholders in connection with the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in GreenVision is contained in the preliminary proxy statement with respect to the proposed business combination filed on April 8, 2021 with the SEC, and in GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequently amended, which was filed with the SEC Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of GreenVision’s executive officers and directors in the solicitation by reading GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the definiitve proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of GreenVision’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the definitive proxy statement relating to the business combination when it becomes available.

Helbiz and its officers and directors may also be deemed participants in such solicitation. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed on April 8, 2021 with the SEC and the definitive proxy statement for the business combination when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

For investor and media inquiries, contact:

Global Head of Communications:

Davide D’Amico - tel. +39 335 7715011 email: davide.damico@helbiz.com

Regions

USA

The Blueshirt Group

Gary Dvorchak, CFA - Phone: +1 (323) 240-5796 - email: gary@blueshirtgroup.com

Agent of Change

Marcy Simon - Phone: +1 (917) 833-3392 - Email: marcy@agentofchange.com

EUROPE

Helbiz Investor Relations: investor.relations@helbiz.com

MY PR

office: +39 02 54123452

Giorgio Cattaneo - Phone +39 335 7053742 - email: giorgio.cattaneo@mypr.it

Arianna Bonfioli - Phone +39 335 6111390 - email: arianna.bonfioli@mypr.it

Marcella Vezzoli -Phone +39 337 1313471- email: marcella.vezzoli@mypr.it